Schwartz Levitsky Feldman llp
CHARTERED ACCOUNTANTS
LICENSED PUBLIC ACCOUNTANTS
TORONTO • MONTREAL

Exhibit 99.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUTING FIRM

The undersigned, Schwartz Levitsky Feldman llp, hereby consents to the use of our name and the use of our opinion dated December 21, 2007 on the financial statements of Pacific Copper Corp. (the “Company”) included in its Annual Report on Form 10-KSB for the fiscal years ended October 31, 2007 and 2006 and for the cumulative period ended October 31, 2007.

“SCHWARTZ LEVITSKY FELDMAN LLP”

Toronto, Ontario, Canada	Chartered Accountants
January 25, 2008	Licensed Public Accountants

1167 Caledonia Road
Toronto, Ontario M6A 2X1
Tel: 416 785 5353
Fax: 416 785 5663